Exhibit 10(a)

AMENDED AND RESTATED TRUST UNDER

PEOPLES ENERGY CORPORATION

DIRECTORS DEFERRED COMPENSATION PLAN,

DIRECTORS STOCK AND OPTION PLAN,

EXECUTIVE DEFERRED COMPENSATION PLAN

AND SUPPLEMENTAL RETIREMENT BENEFIT PLAN

(a) This Amended and Restated Trust Agreement made this 13th day of August, 2003, by and between Peoples Energy Corporation ("Company") and Citibank, N.A. ("Trustee");

(b) WHEREAS, Company originally established a trust (hereinafter called "Trust") with Harris Trust & Savings Bank to hold and invest contributions to be made by Company, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to all of the participants and their beneficiaries in the Peoples Energy Corporation Directors Deferred Compensation Plan, the Peoples Energy Corporation Executive Deferred Compensation Plan and the Peoples Energy Corporation Supplemental Retirement Benefit Plan (such plans are hereinafter collectively referred to as the "Initial Plans") in such manner and at such time as specified in the Initial Plans;

(c) WHEREAS, Citibank, N.A. replaced Harris Trust & Savings Bank as Trustee of the Trust on July 1, 1996 and assumed the rights and responsibilities of Trustee on such date;

(d) WHEREAS, Company now desires to include the Peoples Energy Corporation Directors Stock and Option Plan ("DSOP") as one of Company's plans for which the Trust shall hold and invest contributions to be made by Company, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to all of the participants and their beneficiaries (the Initial Plans and the DSOP are collectively referred to herein as the "Plans" and the participants and their beneficiaries in the Plans are hereinafter referred to as "Participants" and "Beneficiaries" respectively or in the singular as the context requires);

(e) WHEREAS, it is the intent of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans that provide benefits to employees and former employees of Company and those subsidiaries of Company, if any, whose employees participate in the Plans (collectively, "Subsidiaries," or singularly, "Subsidiary") as unfunded Plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

(f) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself and Subsidiaries a source of funds and shares of Company's common stock ("Common Stock") to assist it and Subsidiaries in the meeting of their liabilities under the Plans;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. Establishment of Trust.

(a) The principal of the Trust shall be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(b) The Trust shall become irrevocable upon approval by the Board of Directors. Company shall promptly inform Trustee in writing of such action of the Board of Directors.

(c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal

Revenue Code of 1986, as amended (the "Internal Revenue Code"), and shall be construed accordingly.

(d) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Company and Subsidiaries and shall be used exclusively for the uses and purposes of the Participants and their Beneficiaries and general creditors of Company and Subsidiaries as herein set forth. The Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights credited under the Plans and this Trust Agreement shall be mere unsecured contractual rights of the Participants and their Beneficiaries against Company and Subsidiaries. Any assets held by the Trust will be subject to the claims of Company's and Subsidiaries' general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e) Company, in its sole discretion, may at any time, or from time to time, make deposits of cash, Common Stock or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Participant or his or her Beneficiary shall have any right to compel such deposits.

(f) Upon a Change of Control, Company shall, as soon as possible, but in no event longer than 10 business days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan Participant or Beneficiary the benefits to which Plan Participants or their Beneficiaries would be entitled pursuant to the terms of the Plans as of the date on which the Change of Control occurred. The contribution shall be made in cash, provided that Company, at its discretion, may make a contribution in Common Stock with respect to the benefits of the Participants and their

Beneficiaries under the Peoples Energy Corporation Directors Deferred Compensation Plan and the Peoples Energy Corporation Directors Stock and Option Plan.

Section 2. Payments to Participants and Their Beneficiaries.

(a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant and his or her Beneficiaries, that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Participants and their Beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company or a Subsidiary. Prior to a Change of Control, Company may provide Trustee with a revised Payment Schedule. A revised Payment Schedule shall be effective upon its receipt by Trustee and shall supersede any and all Payment Schedules previously delivered by Company to Trustee with respect to a Participant. At the time a revised Payment Schedule is delivered to Trustee, Company shall also provide a written certification that there has been no Change of Control and Trustee shall be fully protected in relying upon such certification. Trustee shall be fully protected in making payments to Participants in the amount, form, and at the time or times specified in the Payment Schedule provided by Company pursuant to this Section and Trustee shall be indemnified and saved harmless as provided in Section 12 hereof for acting upon such direction of Company.

(b) The entitlement of a Participant or his or her Beneficiaries to benefits under the Plans shall be determined by Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans. Trustee shall have no responsibility or duty to make any such determination.

(c) Company may make payment of benefits directly to Participants or their Beneficiaries as they become due under the terms of the Plans. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their Beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company is Insolvent.

(a) If Company or any Subsidiary becomes Insolvent (the "Insolvent Entity"), then Trustee shall cease payment of benefits to such Insolvent Entity's Participants and their Beneficiaries. The Insolvent Entity shall be considered "Insolvent" or in a condition of "Insolvency" for purposes of this Trust Agreement if (i) the Insolvent Entity is unable to pay its debts as they become due, or (ii) the Insolvent Entity is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company and Subsidiaries under federal and state law as set forth below.

(1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's or any Subsidiary's Insolvency and the identity of each Insolvent Entity's Participants and Beneficiaries. If a person claiming to be a creditor of Company or any Subsidiary alleges in writing to Trustee that Company or any Subsidiary has become Insolvent, Trustee shall determine whether Company or any Subsidiary is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to the Insolvent Entity's Participants or their Beneficiaries.

(2) Unless Trustee has actual knowledge of Company's or a Subsidiary's Insolvency or has received notice from Company, a Subsidiary or a person claiming to be a creditor alleging that Company or a Subsidiary is Insolvent, Trustee shall have no duty to inquire whether Company or any Subsidiary is Insolvent. Trustee may in all events rely on such evidence concerning Company's or any Subsidiary's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's or any Subsidiary's solvency.

(3) If at any time Trustee has determined that Company or any Subsidiary is Insolvent, Trustee shall discontinue payments to the Insolvent Entity's Participants or their Beneficiaries and shall hold the portion of the assets of the Trust allocable to the Insolvent Entity for the benefit of the Insolvent Entity's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Insolvent Entity with respect to benefits due under the Plans or otherwise.

(4) Trustee shall resume the payment of benefits to Participants or their Beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that the alleged Insolvent Entity is not Insolvent (or is no longer Insolvent).

(c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their Beneficiaries under the terms of the Plans for the period of such discontinuance less the aggregate amount of any payments made to Participants or their Beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4. Payments to Company.

Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participants and their Beneficiaries pursuant to the terms of the Plans. Prior to the time the Trust becomes irrevocable pursuant to Section 1(b) hereof, Company may direct Trustee in writing to return to Company any of the Trust assets, and, in the event Company so directs Trustee, Company shall certify to Trustee in such writing that the Trust is not irrevocable. Trustee shall be fully protected in relying on such certification.

Section 5. Investment Authority.

(a) Upon direction from the Company, Trustee shall invest and reinvest Trust assets without distinction between principal and income, in obligations of the United States Government and/or in other classifications of investment such as bonds, notes, debentures, mortgages, equipment trusts, investment trusts, or voting trust certificates, preferred or common stock (which term shall include shares of investment companies registered under the Investment Company Act of 1940), common or commingled trust funds established pursuant to a declaration of trust the provisions of which are hereby incorporated and made a part hereof, or other securities or property of any kind, real or -.personal, either within or without the State of Illinois without limitation by reason of any state statute or local rule of law regarding investment of trust funds as directed by Company or an investment manager appointed by Company pursuant to Section 5(c). Trustee may, as so directed, invest in Common Stock or other securities (including stock or rights to acquire stock) or obligations issued by Company. All voting rights and other rights associated with assets of the Trust shall be exercised by Trustee as directed by Company or an investment manager appointed by Company pursuant to Section 5(c), and shall in no event be exercisable by or rest with Plan participants.

(b) Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

(c) Company shall have the right to appoint and remove an investment manager (as defined in Section 3(38) of ERISA) from time to time and to direct the segregation of any part or all of the Trust assets into one or more accounts, to be known as "investment manager accounts". Written notice of any such appointment or removal shall be given to Trustee and the investment manager so appointed or removed. As long as the investment manager is acting, such investment manager shall direct Trustee to invest and Trustee shall invest the assets of the investment manager account in any investment or class of investment allowed pursuant to Section 5(a) above. The investment manager shall have full authority and the responsibility to direct Trustee with respect to the acquisition, retention, management, and disposition of all of the assets from time to time comprising the investment manager account being managed by such investment manager and the voting of proxies thereon, and Trustee shall have no duty or obligation to review the assets from time to time comprising such investment manager account, to make recommendations with respect to the investment, reinvestment, or retention thereof, nor with respect to the voting of proxies thereon, nor to determine whether any direction from such investment manager is proper or within the terms of this Agreement.

Company hereby directs that cash balances held by Trustee from time to time as part of an investment manager account shall be invested by Citibank, N.A. as provided in Section 5(e) below.

Trustee shall have no liability or responsibility to Company or any beneficiary of the Trust for acting without question on the direction of, or for failure to act in the absence of directions from, the investment manager for any investment manager account previously established, and the appointment of any investment manager for that account shall continue in force until receipt of written notice to the contrary from Company. In addition, Trustee shall have no responsibility to invest or manage any asset held in an investment manager account (except for the investment of cash balances as provided above) until Trustee is (1) notified by Company in writing of the termination of the investment manager's authority over the assets of such account and (2) directed in writing to terminate the investment manager account and to transfer the assets of such account to general Trust assets or to another investment manager account.

(d) Trustee is authorized to utilize the services of its affiliate, Citibank, N.A. as custodian.

(e) Company hereby directs that funds to be held pursuant to this Trust Agreement on a short-term basis shall be invested and reinvested by Citibank, N.A. as directed by Company or its properly authorized investment manager. Trustee, through the use of its custodian Citibank,

N.A., is authorized to hold cash uninvested pending distribution or investment without incurring any liability for the payment of interest thereon if Trustee in good faith believes that the same is necessary or warranted under the circumstances.

(f) Company and Trustee agree that, notwithstanding anything to the contrary in this Trust Agreement, it is specifically intended under the Trust Agreement that Citibank, Federal Savings Bank, as Trustee or otherwise, shall have no discretionary authority to determine investment of any assets held pursuant to this Trust Agreement.

(g) Company hereby acknowledges and agrees that Citibank, N.A. shall be receiving a fee from the Trustee with respect to services it will perform.

Section 6. Disposition of Income.

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 7. Accounting by Trustee.

Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within thirty (30) days following the close of each calendar year and within thirty (30) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation as the case may be.

Section 8. Responsibility of Trustee.

(a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company or an investment manager which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by Company or an investment manager. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

(c) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee or to loan to any person the proceeds of any borrowing against such policy.

(d) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

(e) Trustee may employ agents and experts and may consult with counsel or accountants, including counsel or accountants to Company, with respect to the construction of the Trust Agreement, its duties under the Trust Agreement, or any act which it proposes to take or omit. Trustee may reasonably rely on the information and advice of such agents, experts and counsel. Trustee shall be held harmless and indemnified from and against any and all liability to which Trustee shall be subjected by reason of relying in good faith on any advice so received or with respect to any actions taken by any individual so employed if such individual was selected with due care.

(f) Trustee is authorized to rely upon any instructions received by it and identified as having been given or authorized by any person named to Trustee pursuant to the Trust Agreement as authorized to give such instructions, regardless of whether such instructions shall in fact have been authorized or given by any of such persons. Trustee may assume that any person or entity furnishing directions has capacity to do so, unless it has been advised to the contrary. Trustee shall be indemnified and held harmless for so relying provided that Trustee, in good faith, shall reasonably believe that the instructions have been duly authorized and delivered.

Section 9. Compensation and Expenses of Trustee.

Company shall pay all reasonable Trust administration fees and expenses, including Trustee's fees (as agreed upon from time to time between Trustee and Company). If not so paid on a timely basis, such fees and expenses shall be paid from the Trust.

Section 10. Resignation and Removal of Trustee.

(a) Trustee may resign at any time by written notice to Company, which shall be effective ninety (90) days after receipt of such notice unless Company and Trustee agree otherwise.

(b) Subject to subsection (c), Trustee may be removed by Company on sixty (60) days notice or upon shorter notice accepted by Trustee.

(c) Upon a Change of Control, as defined herein, Trustee may not be removed by Company for one (1) year.

(d) If Trustee resigns within one (1) year of a Change of Control, as defined herein, Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

(e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

(f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this Section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

(g) "Change of Control" as used in this Trust shall mean:

  either (A) receipt by Company of a report on Schedule 13D, or an amendment to such a report, filed with the Securities and Exchange Commission ("SEC") pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "l934 Act") disclosing that any person (as such term is used in Section 13(d) of the 1934 Act) ("Person"), is the beneficial owner, directly or indirectly, of twenty (20) percent or more of the outstanding stock of Company, or (B) actual knowledge by Company of facts, on the basis of which any Person is required to file such a report on Schedule 13D, or to make an amendment to such a report, with the SEC (or would be required to file such a report or amendment upon the lapse of the applicable period of time specified in Section 13(d) of the 1934 Act) disclosing that such Person is the beneficial owner, directly or indirectly, of twenty (20) percent or more of the outstanding stock of Company;

  purchase by any Person, other than Company or a wholly-owned subsidiary of Company, of shares pursuant to a tender or exchange offer to acquire any stock of Company (or securities convertible into stock) for cash, securities or any other consideration, provided that, after consummation of the offer, such Person is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of twenty (20) percent or more of the outstanding stock of Company (calculated as provided in paragraph (d) of Rule 13d-3 under the 1934 Act in the case of rights to acquire stock);

  approval by the shareholders of Company of (a) any consolidation or merger of Company in which Company is not the continuing or surviving corporation or pursuant to which shares of stock of Company would be converted into cash, securities or other property, other than a consolidation or merger of Company in which holders of its stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (b) any consolidation or merger in which Company is the continuing or surviving corporation, but in which the common shareholders of Company immediately prior to the consolidation or merger do not hold at least ninety (90) percent of the outstanding common stock of the continuing or surviving corporation (except where such holders of common stock hold at least ninety (90) percent of the common stock of the corporation which owns all of Company's Common Stock), or (c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Company ("Transfer Transaction"), (except where (A) Company owns all of the outstanding stock of the transferee entity or (B) the holders of Company's Common Stock immediately prior to the Transfer Transaction own at least ninety (90) percent of the outstanding stock of the transferee entity, immediately after the Transfer Transaction), or (d) any consolidation or merger of Company where, after the consolidation or merger, one Person owns one hundred (100) percent of the shares of stock of Company (except where the holders of Company's Common Stock immediately prior to such consolidation or merger own at least ninety (90) percent of the outstanding stock of such Person immediately after such consolidation or merger); or

  a change in the majority of the members of the Board of Directors of Company within a 24-month period, unless the election or nomination for election by Company's shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period.

Company shall notify Trustee in writing of the occurrence of a Change of Control and Trustee may rely on such notice as it receives with respect thereto. Trustee shall have no obligation or duty to make an independent determination as to the occurrence of a Change of Control.

Section 11. Appointment of Successor.

If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof. Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal, except that if Trustee resigns within one (1) year of a Change of Control, a new Trustee shall be appointed as provided in Section 10(d) hereof. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

Section 12. Trustee Indemnification.

Trustee shall be indemnified and saved harmless by Company, from and against any and all liability, including all expenses reasonably incurred in its defense, arising out of or in connection with its good faith performance of its duties and responsibilities under this Trust Agreement. Any expenses incurred by Trustee in enforcing its right of indemnification as provided under this Section 12 shall be paid by Company.

Section 13. Additional Trustee Powers.

In addition to the powers granted to Trustee in other Sections of this Trust Agreement or as may be provided by law, Trustee shall have the power:

(a) to hold any securities or other property of the Trust Fund in the name of Trustee or a nominee, or in such form as it deems best, with or without disclosing the trust relationship;

(b) upon notification to Company and its consent, which will not be unreasonably withheld, to begin, defend or maintain any litigation necessary in connection with the Plans or this Trust, and Company shall indemnify Trustee against Trustee's costs, expenses and liabilities relating thereto (including reasonable attorney's fees);

(c) to retain any funds or property subject to any dispute without liability for payment of interest or to withhold payment or delivery thereof until final adjudication of the dispute by a court of competent jurisdiction;

(d) to deposit securities with a clearing corporation as defined in Article 8 of the Illinois Uniform Commercial Code, and to participate in and use the Federal Book-Entry Account System, a service provided by the Federal Reserve Bank for its member banks for deposit of eligible securities;

(e) to hire agents, experts and counsel to assist it in performing any of its duties or obligations hereunder; and

(f) to perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust Fund.

Section 14. Amendment or Termination.

(a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

(b) The Trust shall not terminate until the date on which Participants and their Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans, unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

(c) Upon written approval of all Participants or Beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination shall be returned to Company.

Section 15. Miscellaneous.

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c) This Trust Agreement shall be governed by and construed in accordance with the laws of Illinois.

(d) Company shall direct Trustee as to payment of any taxes due under the Trust.

Section 16. Effective Date.

The effective date of this Amended and Restated Trust Agreement shall be August 13, 2003.

IN WITNESS WHEREOF, Company and Trustee have caused this Amended and Restated Trust Agreement to be executed and delivered as of the effective date set forth above.

TRUSTEE:	COMPANY:
CITIBANK, N.A.	PEOPLES ENERGY CORPORATION
By: /s/ Christopher J. Soltis Its: Vice President, WWSS	By: /s/ D. M. Ruschau Its: Vice President, Finance